Exhibit 10.1

ROKU, INC.

AMENDED AND RESTATED SEVERANCE BENEFIT PLAN

1. INTRODUCTION. This Roku, Inc. Amended and Restated Severance Benefit Plan (the “Plan”) is established by Roku, Inc. (the “Company”). The Plan was adopted by the Board on May 17, 2016 and amended and restated on July 10, 2019 and September 13, 2022. The Plan provides for severance benefits to officers at the level of Vice President and above of the Company, subject to the eligibility requirements set forth herein. This document constitutes the Summary Plan Description for the Plan.

2. DEFINITIONS. For purposes of the Plan, the following terms are defined as follows:

(a) “Accrued Amounts” means any unpaid annual base salary accrued through the date of a Participant’s Qualifying Termination and any accrued but unpaid vacation pay.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Plan Administrator will have authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause”, as determined by the Plan Administrator, in its sole discretion, which determination shall be final and binding on a Participant, means: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or any applicable foreign jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or any Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. References to “the Company” in this definition will be deemed to include the Successor Corporation.

(e) “Change in Control” means a “Change in Control” as defined in the Company’s 2017 Equity Incentive Plan, as amended (without regard to any such definition (or analogous term) in an individual written agreement between the Company or any Affiliate and Participant); provided that in no event will a Change in Control be deemed to have occurred if such transaction does not also constitute a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(f) “Change in Control Termination” means (i) a Participant’s dismissal or discharge by the Company (or the Successor Corporation) resulting in a Separation from Service, for a reason other than death, disability, or Cause, or (ii) a Participant’s Resignation for Good Reason, in either case which occurs in connection with or within twelve (12) months following the effective date of a Change in Control (such period, the “Change in Control Period”), provided that any such termination is a Separation from Service.

(g) “Choice Program Salary Reduction” means the amount by which a Participant elects to reduce such Participant’s base salary in the applicable calendar year in exchange for Stock Award(s) pursuant to a formal compensation program implemented by the Company from time to time.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Common Stock” means the Class A common stock and/or Class B common stock of the Company, as applicable.

(j) “Equity Incentive Plans” means the Company’s 2008 Equity Incentive Plan, as amended, and any successor or subsequent equity incentive plan approved by the Board (including but not limited to the Company’s 2017 Equity Incentive Plan).

(k) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(l) “Monthly Base Salary” means the Participant’s then current annual base salary, , as in effect on the date of the Qualifying Termination, divided by twelve (12) (disregarding for this purpose any decrease in annual base salary (a) that forms the basis for a Resignation for Good Reason and/or (b) any decrease in annual base salary due the Participant’s participation in a Choice Program Salary Reduction in the applicable calendar year). For the avoidance of doubt, base salary for purposes of this definition shall exclude incentive pay, premium pay, commissions, bonuses, equity value and other forms of variable compensation.

(m) “Monthly TCR” means the Participant’s then current TCR on the date of the Qualifying Termination, divided by twelve (12).

(n) “Non-Change in Control Termination” means (i) a Participant’s dismissal or discharge by the Company (or the Successor Corporation) resulting in a Separation from Service, for a reason other than death, disability or Cause, or (ii) a Participant’s Resignation for Good Reason, in either case that does not occur in the Change in Control Period, provided that any such termination is a Separation from Service.

(o) “Participant” means each individual who (i) is employed by the Company as an officer at the Vice President level and above, and (ii) has received and returned a signed Participation Notice.

(p) “Participation Notice” means the latest notice delivered by the Company to a Participant informing the Participant that he or she is eligible to participate in the Plan, in substantially in the form of EXHIBIT A to the Plan.

(q) “Plan Administrator” means the Board or any committee of the Board duly authorized to administer the Plan prior to a Change in Control and the Representative upon and following a Change in Control. The Board may at any time prior to the consummation of a Change in Control administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

(r) “Qualifying Termination” means either a Change in Control Termination or a Non-Change in Control Termination.

(s) “Representative” means one or more members of the Board or other persons or entities designated by the Board prior to or in connection with a Change in Control that will have authority to administer the Plan upon and following a Change in Control.

(t) “Resignation for Good Reason” means a Participant’s resignation from all positions the Participant then holds with the Company (or the Successor Corporation) and any Affiliate, resulting in a Separation from Service, within ninety (90) days following the occurrence of any of the following events taken without the Participant’s written consent, provided the Participant has given the Company (or the Successor Corporation) written notice of the event within thirty (30) days after the first occurrence of such event and the Company (or the Successor Corporation) has not cured such event, to the extent curable, within thirty (30) days thereafter:

(i) An involuntary and material reduction of the Participant’s position, duties and responsibilities; provided that neither (a) a mere change in title alone nor (b) reassignment upon or following a Change in Control to a position pursuant to which Participant is given substantially equivalent or comparable position, duties and responsibilities with respect to the entity, division or business unit that constitutes the Company’s business following a Change in Control, but Participant is not given the same title, position, duties and responsibilities with respect to the entire Successor Corporation, shall, in and of itself, constitute a material reduction of the Participant’s position, duties and responsibilities;

(ii) A material reduction of the Participant’s TCR (except an equal, across-the-board reduction in the TCR of all similarly-situated employees of the Company (or the Successor Corporation) that is approved by the Board or its successor-in-interest);

(iii) The Company’s (or the Successor Corporation’s) relocation of the Participant’s assigned office location that increases the Participant’s one-way commute by more than fifty (50) miles as compared to the Participant’s current office location (disregarding, for this purpose, any required or permitted remote work due to the impact of COVID-19 or another pandemic, endemic or similar occurrence in connection with which similar restrictions apply, or reestablishment of Participant’s principal work location as in effect as of immediately prior to any such pandemic, endemic or similar occurrence and associated remote work arrangement);

(iv) Any action or inaction that constitutes a material breach by the Company (or the Successor Corporation) of the terms of the Plan; or

(v) Any failure by the Successor Corporation to expressly assume the Plan and all obligations under the Plan.

(u) “Separation from Service” means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to any alternative definition thereunder.

(v) “Severance Multiplier” means: (A) nine (9) for a Qualifying Termination of a Participant other than the Chief Executive Officer (the “CEO”) and (b) twelve (12) for a Qualifying Termination of the CEO.

(w) “Stock Awards” means outstanding stock options, restricted stock units or other equity based awards granted to a Participant under the Company’s Equity Incentive Plans.

(x) “Successor Corporation” means, in the event of, and upon and following, a Change in Control, the surviving entity, the resulting entity, the acquiring entity (including without limitation a purchaser of the Company’s assets) or the surviving, resulting or acquiring entity’s parent company.

(y) “TCR” means, with respect to the applicable calendar year, the Participant’s total compensation rate, which equals the sum of (i) the Participant’s annualized base salary (disregarding for this purpose any decrease in annual base salary (a) that forms the basis for a Resignation for Good Reason and/or (b) any decrease in annual base salary due the Participant’s participation in a Choice Program Salary Reduction in the applicable calendar year) and, if applicable, target commission, and (ii) the aggregate annualized grant date dollar value attributed by the Board (or a committee thereof or its delegate) to any Stock Award(s) granted to the Participant (calculated as of the applicable grant date(s)), or the grant date dollar value attributed by the Board (or a committee thereof or its delegate) to any Stock Award(s) expected to be granted to the Participant in the Company’s normal course in the applicable calendar year, in each case on a gross basis (disregarding for this purpose any value attributable to any Stock Award(s) granted to the Participant pursuant to a Choice Program Salary Reduction). For purposes of this definition, any incentive pay, premium pay, bonuses and other forms of variable compensation (other than target commission, to the extent applicable) will be disregarded.

3. ELIGIBILITY FOR BENEFITS.

(a) Eligibility; Exceptions to Benefits. Subject to the terms and conditions of the Plan, the Company (or the Successor Corporation) will provide the benefits described in Section 4 to the affected Participant. A Participant will not receive benefits under the Plan in the following circumstances, as determined by the Plan Administrator, in its sole discretion:

(i) Except as may be expressly provided in the Participation Notice, the Plan does not provide for duplication (in whole or in part) of benefits with any other contract, agreement, plan, policy or other arrangement. By signing a Participation Notice (including via electronic signature), a Participant is waiving his or her rights under, and terminating those provisions of, any employment agreement, offer letter, Stock Award agreement or severance agreement, plan, policy or other document with the Company (or the Successor Corporation) that provides for benefits on an involuntary termination of employment in existence as of the date that the Participant signs (including via electronic signature) such Participation Notice.

(ii) The Participant’s employment is terminated by either the Company (or the Successor Corporation) or the Participant for any reason other than a Qualifying Termination.

(iii) The Participant is offered immediate reemployment of an identical or substantially equivalent or comparable position with the Company (or the Successor Corporation) or an Affiliate in connection with a Change in Control; provided, however, that, the foregoing shall not adversely impact any rights the Participant may have under the Plan in respect of a Change in Control Termination during the Change in Control Period. For purposes of the foregoing, (a) “immediate reemployment” means that the Participant’s reemployment results in uninterrupted employment such that the Participant does not incur a lapse in pay or benefits as a result of the Change in Control and (b) a “substantially equivalent or comparable position” is one that provides the Participant substantially the same level of responsibility and compensation and would not give rise to Participant’s right to Participant’s Resignation for Good Reason.

(iv) The Participant has not entered into the Employee Proprietary Information and Inventions Agreement or any similar or successor document (the “Confidentiality Agreement”).

(v) The Participant has failed to execute and allow to become effective the Release (as defined and described below) within sixty (60) days following the effective date of Participant’s Qualifying Termination.

(vi) The Participant has failed to return all Company (and the Successor Corporation) documents (and all copies thereof) and other Company (and the Successor Corporation) property that he or she has had in his or her possession at any time, including, but not limited to, Company (and the Successor Corporation) files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and the Successor Corporation) (and all reproductions thereof).

(b) Termination of Benefits. A Participant’s right to receive benefits under the Plan will terminate immediately if, at any time prior to or during the period for which the Participant is receiving benefits under the Plan, the Participant, without the prior written approval of the Plan Administrator, willfully breaches a material provision of the Participant’s Confidentiality Agreement and/or any obligations of confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition provision set forth in any other written agreement between the Company (and/or the Successor Corporation) or any Affiliate and a Participant (including, without limitation, the Participant’s employment agreement or offer letter) or under applicable law.

4. PAYMENTS & BENEFITS. Except as may otherwise be provided in a Participant’s Participation Notice, in the event of a Qualifying Termination, the Company (or the Successor Corporation) will pay the Participant the Accrued Amounts, if any, within ten (10) business days following the date of such Qualifying Termination, or such earlier date as may be required by applicable law. In addition, the Participant shall be entitled to the payments and benefits described in this Section 4, subject to the terms and conditions of the Plan.

(a) Cash Severance.

(i) In the event of a Qualifying Termination that is a Non-Change in Control Termination, the Participant will receive as severance a lump sum cash payment equal to the product of (i) Participant’s Monthly TCR and (ii) Participant’s applicable Severance Multiplier (the “TCR Cash Severance”). The TCR Cash Severance will be paid as soon as reasonably practicable following the Release Effective Date (as defined below) but in no event later than March 15 of the year following the year in which such Qualifying Termination was effective; or

(ii) In the event of a Qualifying Termination that is a Change in Control Termination, the Participant will receive as severance a lump sum cash payment equal to the product of (i) Participant’s Monthly Base Salary and (ii) Participant’s applicable Severance Multiplier (the “Salary Cash Severance”). The Salary Cash Severance will be paid as soon as reasonably practicable following the Release Effective Date but in no event later than March 15 of the year following the year in which such Qualifying Termination was effective.

(b) Accelerated Vesting. In the event of Qualifying Termination that is a Change in Control Termination, 100% of the unvested Stock Awards held by the Participant of the date of the Change in Control Termination shall vest immediately effective as of the date of Participant’s Qualifying Termination.

5. CONDITIONS AND LIMITATIONS ON BENEFITS.

(a) Release. To be eligible to receive any benefits under the Plan, a Participant must sign a general waiver and release in substantially the form attached hereto as Exhibit B, C, or D, as applicable (the “Release”), and such Release must become effective in accordance with its terms, in each case within sixty (60) days following the Qualifying Termination (the date on which the Release is effective, the “Release Effective Date”). The Plan Administrator, in its sole discretion, may modify the form of the required Release to comply with applicable law, and any such Release may be incorporated into a termination agreement or other agreement with the Participant.

(b) Prior Agreements; Certain Reductions. Except as may be expressly provided in the Participation Notice, the Plan Administrator will reduce a Participant’s benefits under the Plan by any other statutory severance obligations or contractual severance benefits, obligations for pay in lieu of notice, and any other similar benefits payable to the Participant by the Company (or the Successor Corporation) that are due in connection with the Participant’s Qualifying Termination and that are in the same form as the benefits provided under the Plan (e.g., equity award vesting acceleration). Without limitation, this reduction includes a reduction for any benefits required pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act, (ii) a written employment, severance or Stock Award agreement with the Company, and (iii) any required salary continuation, notice pay, statutory severance payment, or other payments either required by local law, or owed pursuant to a collective labor agreement, as a result of the termination of the Participant’s employment. Except as may be expressly provided in the Participation Notice, the benefits provided under the Plan are intended to satisfy, to the greatest extent possible, and not to provide benefits duplicative of, any and all statutory, contractual and collective agreement obligations of the Company in respect of the form of benefits provided under the Plan that may arise out of an involuntary termination, and the Plan Administrator will so construe and implement the terms of the Plan. Reductions may be applied on a retroactive basis, with benefits previously provided being characterized as benefits pursuant to the Company’s statutory or other contractual obligations. Other than the Accrued Amounts, the payments pursuant to the Plan are in addition to, and not in lieu of, any unpaid salary, bonuses or employee welfare benefits to which a Participant may be entitled for the period ending with the Participant’s Qualifying Termination.

(c) Mitigation. A Participant will not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor will the amount of any payment provided for under the Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Participant’s termination of employment with the Company (and/or the Successor Corporation). This Section 5(c) shall in no way limit any reduction of payments or benefits to which a Participant may otherwise be entitled under the Plan due the application of Section 5(b), Section 5(e) or Section 7 of the Plan.

(d) Indebtedness of Participants. To the extent permitted under applicable law, if a Participant is indebted to the Company (or the Successor Corporation) on the effective date of a Participant’s Qualifying Termination, the Company (or the Successor Corporation) reserves the right to offset the payment of any benefits under the Plan by the amount of such indebtedness. Such offset will be made in accordance with all applicable laws. The Participant’s execution of the Participation Notice constitutes knowing written consent to the foregoing.

(e) Parachute Payments.

(i) Except as otherwise expressly provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive in connection with a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (A) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (B) the largest portion, up to and including the total, of the Payment, whichever amount ((A) or (B)), after taking into account all applicable federal, state, provincial, foreign, and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity based awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other payments and benefits paid to the Participant. Within any such category of Payments (that is, (1), (2), (3) or (4)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are “deferred compensation.” In the event that acceleration of vesting of Stock Award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Participant’s applicable type of Stock Award (i.e., earliest granted Stock Awards are cancelled last). If Section 409A of the Code is not applicable by law to a Participant, the Company will determine whether any similar law in the Participant’s jurisdiction applies and should be taken into account.

(ii) The professional firm engaged by the Company for general tax purposes as of the day prior to the effective date of the Change in Control shall make all determinations required to be made under this Section 5(e). If the professional firm so engaged by the Company is serving as an accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such professional firm required to be made hereunder. Any good faith determinations of the professional firm made hereunder shall be final, binding and conclusive upon the Company and the Participant.

6. TAX MATTERS.

(a) Application of Code Section 409A.

(i) All payments and benefits provided under the Plan are intended to satisfy the requirements for an exemption from application of Section 409A of the Code and the applicable guidance and regulations thereunder (collectively, “Section 409A”) to the maximum extent that an exemption is available and any ambiguities herein shall be interpreted accordingly; provided, however, that to the extent such an exemption is not available, the payments and benefits provided under the Plan are intended to comply with the requirements of Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. To the extent any payment or benefit under the Plan may be classified as a “short-term deferral” within the meaning of Section 409A, such payment or benefit shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. For purposes of Section 409A, each payment made under the Plan shall be designated as a “separate payment” within the meaning of the Section 409A.

(ii) Notwithstanding anything herein to the contrary, (i) if at the time of Participant’s termination of employment with the Company (or the Successor Corporation), the Participant is a “specified employee” as defined in Section 409A and the deferral of the commencement of any benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company (or the Successor Corporation) will defer the commencement of the payment or provision of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Participant) until the first business day to occur following the date that is six (6) months following Participant’s termination of employment with the Company (or the Successor Corporation) (or the earliest date as is permitted under Section 409A); and (ii) if any other payments of money or other benefits due to Participant hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Plan Administrator, that does not cause such an accelerated or additional tax. In the event that payments or benefits under the Plan are deferred pursuant to this Section 6(ii) in order to prevent any accelerated tax or additional tax under Section 409A, then such payments or benefits shall be paid at the time specified under this Section 6(ii) without any interest thereon.

(iii) Notwithstanding anything to the contrary herein, to the extent required by Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a Separation from Service and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean a Separation from Service.

(iv) If the Company (or the Successor Corporation) determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A, and the Participant’s Qualifying Termination occurs at a time during the calendar year when the Release Effective Date could occur in the calendar year following the calendar year in which the Participant’s Qualifying Termination occurs, then regardless of when the Release is returned to the Company (or the Successor Corporation) and becomes effective, the Release will not be deemed effective any earlier than the first day of that following calendar year, and payment of benefits hereunder will be paid or commence, as appliable, on the first regular payroll date following such deemed Release Effective Date, subject to Section 6(a)(ii) above.

(v) The Company (or the Successor Corporation) shall consult with Participant in good faith regarding the implementation of this Section 6; provided, that neither the Company (or the Successor Corporation) nor any of its employees or representatives shall have any liability to Participant with respect thereto.

(b) Withholding. All payments and benefits under the Plan will be subject to all applicable deductions and withholdings, including, without limitation, obligations to withhold for federal, state, provincial, foreign and local income and employment taxes.

(c) Tax Advice. By becoming a Participant in the Plan, the Participant agrees to review with the Participant’s own tax advisors the federal, state, provincial, local, and foreign tax consequences of participation in the Plan. The Participant will rely solely on such advisors and not on any statements or representations of the Company (or the Successor Corporation) or any of its agents. The Participant understands that Participant (and not the Company (or the Successor Corporation)) will be responsible for his or her own tax liability that may arise as a result of becoming a Participant in the Plan.

7. CLAWBACK; RECOVERY. All severance payments and benefits provided under the Plan will be subject to recoupment in accordance with any clawback policy that the Company (or the Successor Corporation) is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s (or the Successor Corporation’s) securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company (or the Successor Corporation) (including without limitation the Roku, Inc. Policy for Recoupment of Incentive Compensation, as may be amended from time to time, and any successor thereto (the “Recoupment Policy”) to the extent Participant is a Covered Individual (as defined in the Recoupment Policy)), and any compensation recovery policy otherwise required by applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in the Participation Notice, as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason,” Resignation for Good Reason, constructive termination, or any similar term under any plan of or agreement with the Company (or the Successor Corporation).

8. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator will have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, without limitation, the eligibility to participate in the Plan, the amount of benefits paid under the Plan and any adjustments that need to be made in accordance with the laws applicable to a Participant. The rules, interpretations, computations and other actions of the Plan Administrator will be binding and conclusive on all persons.

(b) Amendment or Termination. The Company, by action of the Plan Administrator, reserves the right to amend or terminate the Plan, any Participation Notice issued pursuant to the Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination will apply to any Participant who would be adversely affected by such amendment or termination unless such Participant consents in writing to such amendment or termination. Any action amending or terminating the Plan or any Participation Notice will be in writing and, with respect to any Participation Notice, executed by a duly authorized officer of the Company (prior to a Change in Control) or the Representative (upon and following a Change in Control).

9. NO IMPLIED EMPLOYMENT CONTRACT. The Plan will not be deemed (i) to give any employee or other person any right to be retained in the employ or other service of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without Cause, and with or without advance notice, which right is hereby reserved.

10. LEGAL CONSTRUCTION. The Plan will be governed by and construed under the laws of the State of California (without regard to principles of conflict of laws), except to the extent preempted by ERISA.

11. CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is set forth in Section 13(f).

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 11(f).

The notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

The notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review will be in writing and will be addressed to:

Roku, Inc.

Attn: General Counsel

1155 Coleman Ave.

San Jose, CA 95110

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) will have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review will take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits, in whole or in part, the notice will set forth, in a manner designed to be understood by the applicant, the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 11(a), (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 11(c), and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 11, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA. Any legal action for benefits brought pursuant to Section 502(a) of ERISA must be filed within one year from the date the applicant is considered to have exhausted his or her administrative remedies under this paragraph, and must be filed in the United States District Court for the Northern District of California.

12. BASIS OF PAYMENTS TO AND FROM PLAN. All benefits under the Plan will be paid by the Company (or the Successor Corporation). The Plan will be unfunded, and benefits hereunder will be paid only from the general assets of the Company (or the Successor Corporation).

13. OTHER PLAN INFORMATION.

(a) Summary Plan Information. The information included in Sections 13 and 14 constitute part of the summary plan description for the Plan and includes certain administrative information required by federal regulations to be included in a summary plan description. Notwithstanding the inclusion of the information in Section 13 and 14 in this document, the information provided in Sections 13 and 14 do not constitute provisions of the Plan.

(b) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 26-2087865. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 502.

(c) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(d) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Roku, Inc.

Attn: General Counsel

1155 Coleman Ave.

San Jose, CA 95110

(e) Plan Sponsor. The “Plan Sponsor” is:

Roku, Inc.

Attn: General Counsel

1155 Coleman Ave.

San Jose, CA 95110

(f) Plan Administrator. The Plan Administrator is the Board or a duly authorized committee thereof prior to a Change in Control and the Representative upon and following a Change in Control. The Plan Administrator’s contact information is:

Roku, Inc.

Board of Directors or Representative

Attn: General Counsel

1155 Coleman Ave.

San Jose, CA 95110

The Plan Sponsor’s and Plan Administrator’s telephone number is (408) 556-9040. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

14. STATEMENT OF ERISA RIGHTS.

Participants in the Plan (which is a welfare benefit plan sponsored by Roku, Inc.) are entitled to certain rights and protections under ERISA. For the purposes of this Section 14 and, under ERISA, Participants are entitled to:

Receive Information About the Plan and Benefits

(a) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(b) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies; and

(c) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions By Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of each Plan Participant and their beneficiaries. No one, including a Participant’s employer, a Participant’s union or any other person, may fire a Participant or otherwise discriminate against a Participant in any way to prevent a Participant’s from obtaining a Plan benefit or exercising a Participant’s rights under ERISA.

Enforcement of Participant Rights

If a Participant’s claim for a Plan benefit is denied or ignored, in whole or in part, a Participant has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps a Participant can take to enforce the above rights. For instance, if a Participant request a copy of Plan documents or the latest annual report from the Plan, if applicable, and does not receive them within thirty (30) days, the Participant may file suit in the United States District Court for the Northern District of California. In such a case, the court may require the Plan Administrator to provide the materials and pay the Participant up to $110 a day until the Participant receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If a Participant has a claim for benefits that is denied or ignored, in whole or in part, the Participant may file suit in the United States District Court for the Northern District of California.

If a Participant is discriminated against for asserting the Participant’s rights, the Participant may seek assistance from the U.S. Department of Labor, or the Participant may file suit in the United States District Court for the Northern District of California. The court will decide who should pay court costs and legal fees. If the Participant is successful, the court may order the person the Participant has sued to pay these costs and fees. If the Participant loses, the court may order the Participant to pay these costs and fees, for example, if it finds the Participant’s claim is frivolous.

Assistance With Questions

If a Participant has any questions about the Plan, the Participant should contact the Plan Administrator. If a Participant has any questions about this statement or about the Participant’s rights under ERISA, or if a Participant needs assistance in obtaining documents from the Plan Administrator, the Participant should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. A Participant may also obtain certain publications about the Participant’s rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

15. GENERAL PROVISIONS.

(a) Notices. Any notice, demand or request required or permitted to be given by either the Company (or the Successor Corporation) or a Participant pursuant to the terms of the Plan will be in writing and will be deemed given when delivered personally, when received electronically (including email addressed to the Participant’s Company (or Successor Corporation) email account and to the Company email account of the Company’s General Counsel (generalcounsel@roku.com) (or the Successor Corporation’s email account as determined following a Change in Control)), or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 13(d) (or in the case of the Successor Corporation, as determined following a Change in Control), in the case of a Participant, at the address as set forth in the Company’s (or the Successor Corporation’s) employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

(b) Transfer and Assignment. The rights and obligations of a Participant under the Plan may not be transferred or assigned without the prior written consent of the Company (or the Successor Corporation). The Plan will be binding upon any surviving entity resulting from a Change in Control and upon the Successor Corporation other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c) Waiver. Any party’s failure to enforce any provision or provisions of the Plan will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of the Plan. The rights granted to the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d) Severability. Should any provision of the Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

(e) Section Headings. Section headings in the Plan are included only for convenience of reference and will not be considered part of the Plan for any other purpose.

[Remainder of page intentionally left blank.]

EXHIBIT A

ROKU, INC.

SEVERANCE BENEFIT PLAN

PARTICIPATION NOTICE

To:

Date:

Roku, Inc. (the “Company”) has adopted the Roku, Inc. Amended and Restated Severance Benefit Plan (the “Plan”). Unless otherwise defined in this Participation Notice, all capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Plan. The Company is providing you this Participation Notice to inform you that you have been designated as a Participant in the Plan. A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together constitute the Summary Plan Description for the Plan.

You understand that by accepting your status as a Participant in the Plan, you are waiving your rights to receive any severance benefits on any type of involuntary termination of employment under any other contract, agreement, plan, policy or other arrangement with the Company, including but not limited to, the severance benefit provisions set forth in any prior version of the Company’s Severance Benefit Plan, any employment agreement, offer letter, Stock Award agreement, severance agreement or plan or other document between the Company and you, which severance benefit provisions will terminate by the mutual agreement of you and the Company as of the date that you sign this Participation Notice (including via electronic signature)[; provided, however, that you will remain eligible to receive benefits under the terms of your outstanding Stock Award agreements].

By accepting participation, you represent that you have either consulted your personal tax or financial planning advisor about the tax consequences of your participation in the Plan, or you have knowingly declined to do so. By accepting participation, you also acknowledge receipt of the Recoupment Policy to the extent you are (or become) a Covered Individual (as defined in the Recoupment Policy).

Please return a signed (including via electronic signature) copy of this Participation Notice to the Company’s SVP, People and retain a copy of this Participation Notice, along with the Plan document, for your records.

This Participation Notice may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Participation Notice may also be executed and delivered by facsimile signature, PDF or any other electronic signature complying with the U.S. federal ESIGN Act of 2000.

ROKU, INC.:

(Signature)

By: Kamilah Thomas
SVP, People

PARTICIPANT:

(Signature)

Printed
Name:

EXHIBIT B1

RELEASE AGREEMENT

[EMPLOYEES AGE 40 OR OVER; INDIVIDUAL TERMINATION]

I have reviewed, I understand, and I agree completely to the terms set forth in the Roku, Inc. Amended and Restated Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (“Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company, and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby acknowledge and reaffirm my obligations under my Employee Proprietary Information and Invention Assignment Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and its and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (collectively, the “Released Parties”), of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to or on the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including but not limited to claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Family and Medical Leave Act (as amended) (“FMLA”), the California Family Rights Act (as amended) (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended) and any other federal, state, or local statute, law, rule, regulation, ordinance or order.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release (the “Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any fully executed indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its

[1]	To be revised at the time of signing to include states other than California, if applicable to the signatory.

affiliate; or under applicable law; (b) any rights or claims which cannot be waived as a matter of law; or (c) any rights or claims I may have pursuant to the Plan. In addition, I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand that this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against the Released Parties that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have 21 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice of my revocation to an officer of the Company (other than myself); and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release.

In giving the releases set forth in this Release, which include claims which may be unknown or unsuspected by me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or the released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Release.

I agree not to disparage the Company or the Company’s current and former officers, directors, members, employees, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that I may respond accurately and fully to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation. In addition, nothing in this provision or this Release is intended to prohibit or restrain me in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.

I hereby represent and warrant that: (a) I have been paid all compensation owed and for all time worked; (b) I have received all the leave and leave benefits and protections for which I am eligible pursuant to FMLA, CFRA, the Company’s policies, or applicable law; and (c) I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim. I affirm that I do not have, have not filed or caused to be filed, and presently am not a party to, any claim, complaint or action against the Company in any forum or form.

In addition to entering into the waiver, release and discharge of the Released Claims, I hereby enter into a “Covenant Not to Sue,” which means I promise not to file a lawsuit based on the Released Claim(s) against the Company in court. Besides waiving and releasing the claims covered in this Release, I further agree never to sue the Company or any of the Released Parties in any forum on the basis of any Released Claim(s). Notwithstanding this Covenant Not To Sue, I understand that I may bring a claim against the Company to enforce the provisions of this Plan, to challenge the validity of this Release under the ADEA, or to pursue my rights and claims under the Excluded Claims. If I sue the Company or any of the Released Parties in violation of this Covenant Not to Sue, I shall be liable to the Company and/or the Released Parties for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. I understand that this Covenant Not To Sue does not apply to claims arising after the date I sign this Release.

I understand and agree that the Company and I enter into this Release in good faith and that neither Roku’s entry into this Release, nor my agreement not to sue, as provided above, nor any other provision of this Release, shall be considered, at any time, or shall be admissible in any proceeding, as an admission by the Company of any liability, violation of law, error, omission, wrongdoing, or evidence of any liability or unlawful conduct of any kind, or breach of any duty or obligation.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 21 days following the date it is provided to me, and I must not subsequently revoke the Release.

PARTICIPANT:

(Signature)

Printed Name:

Date:

EXHIBIT C2

RELEASE AGREEMENT

[EMPLOYEES AGE 40 OR OVER; GROUP TERMINATION]

I have reviewed, I understand, and I agree completely to the terms set forth in the Roku, Inc. Amended and Restated Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (“Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company, and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby acknowledge and reaffirm my obligations under my Employee Proprietary Information and Invention Assignment Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and its and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (collectively, the “Released Parties”), of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to or on the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including but not limited to claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Family and Medical Leave Act (as amended) (“FMLA”), the California Family Rights Act (as amended) (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended) and any other federal, state, or local statute, law, rule, regulation, ordinance or order.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release (the “Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any fully executed indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its

[2]	To be revised at the time of signing to include states other than California, if applicable to the signatory.

affiliate; or under applicable law; (b) any rights or claims which cannot be waived as a matter of law; or (c) any rights or claims I may have pursuant to the Plan. In addition, I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand that this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against the Released Parties that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 45 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice of my revocation to an office of the Company (other than myself); (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release; and (f) I have received with this Release a written disclosure under 29 U.S. Code Section 626(f)(1)(H) that includes certain information relating to the Company’s group termination.

In giving the releases set forth in this Release, which include claims which may be unknown or unsuspected by me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or the released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Release.

I agree not to disparage the Company or the Company’s current and former officers, directors, members, employees, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that I may respond accurately and fully to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation. In addition, nothing in this provision or this Release is intended to prohibit or restrain me in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.

I hereby represent and warrant that: (a) I have been paid all compensation owed and for all time worked; (b) I have received all the leave and leave benefits and protections for which I am eligible pursuant to FMLA, CFRA, the Company’s policies, or applicable law; and (c) I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim. I affirm that I do not have, have not filed or caused to be filed, and presently am not a party to, any claim, complaint or action against the Company in any forum or form.

In addition to entering into the waiver, release and discharge of the Released Claims, I hereby enter into a “Covenant Not to Sue,” which means I promise not to file a lawsuit based on the Released Claim(s) against the Company in court. Besides waiving and releasing the claims covered in this Release, I further agree never to sue the Company or any of the Released Parties in any forum on the basis of any Released Claim(s). Notwithstanding this Covenant Not To Sue, I understand that I may bring a claim against the Company to enforce the provisions of this Plan, to challenge the validity of this Release under the ADEA, or to pursue my rights and claims under the Excluded Claims. If I sue the Company or any of the Released Parties in violation of this Covenant Not to Sue, I shall be liable to the Company and/or the Released Parties for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. I understand that this Covenant Not To Sue does not apply to claims arising after the date I sign this Release.

I understand and agree that the Company and I enter into this Release in good faith and that neither Roku’s entry into this Release, nor my agreement not to sue, as provided above, nor any other provision of this Release, shall be considered, at any time, or shall be admissible in any proceeding, as an admission by the Company of any liability, violation of law, error, omission, wrongdoing, or evidence of any liability or unlawful conduct of any kind, or breach of any duty or obligation. I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 45 days following the date it is provided to me, and I must not subsequently revoke the Release.

PARTICIPANT:

(Signature)
Printed Name:

Date:

EXHIBIT D3

RELEASE AGREEMENT

[EMPLOYEES UNDER AGE 40]

I have reviewed, I understand, and I agree completely to the terms set forth in the Roku, Inc. Amended and Restated Severance Benefit Plan (the “Plan”).

I understand that this Release Agreement (“Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company, and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby acknowledge and reaffirm my obligations under my Employee Proprietary Information and Invention Assignment Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and its and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (collectively, the “Released Parties”), of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to or on the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including but not limited to claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Family and Medical Leave Act (as amended) (“FMLA”), the California Family Rights Act (as amended) (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended) and any other federal, state, or local statute, law, rule, regulation, ordinance or order.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release (the “Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any fully executed indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; (b) any rights or claims which cannot be waived as a matter of

[3]	To be revised at the time of signing to include states other than California, if applicable to the signatory.

law; or (c) any rights or claims I may have pursuant to the Plan arising. In addition, I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand that this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against the Released Parties that are not included in the Released Claims.

In giving the releases set forth in this Release, which include claims which may be unknown or unsuspected by me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or the released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Release.

I agree not to disparage the Company or the Company’s current and former officers, directors, members, employees, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that I may respond accurately and fully to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation. In addition, nothing in this provision or this Release is intended to prohibit or restrain me in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.

I hereby represent and warrant that: (a) I have been paid all compensation owed and for all time worked; (b) I have received all the leave and leave benefits and protections for which I am eligible pursuant to FMLA, CFRA, the Company’s policies, or applicable law; and (c) I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim. I affirm that I do not have, have not filed or caused to be filed, and presently am not a party to, any claim, complaint or action against the Company in any forum or form.

In addition to entering into the waiver, release and discharge of the Released Claims, I hereby enter into a “Covenant Not to Sue,” which means I promise not to file a lawsuit based on any of the Released Claim(s) against the Company in court. Besides waiving and releasing the claims covered in this Release, I further agree never to sue the Company or any of the Released Parties in any forum on the basis of any Released Claim(s). Notwithstanding this Covenant Not To Sue, I understand that I may bring a claim against the Company to enforce the provisions of this Plan or to pursue my rights and claims under the Excluded Claims. If I sue the Company or any of the Released Parties in violation of this Covenant Not to Sue, I shall be liable to the Company and/or the Released Parties for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. I understand that this Covenant Not To Sue does not apply to claims arising after the date I sign this Release.

I understand and agree that the Company and I enter into this Release in good faith and that neither Roku’s entry into this Release, nor my agreement not to sue, as provided above, nor any other provision of this Release, shall be considered, at any time, or shall be admissible in any proceeding, as an admission by the Company of any liability, violation of law, error, omission, wrongdoing, or evidence of any liability or unlawful conduct of any kind, or breach of any duty or obligation.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 14 days following the date it is provided to me.

PARTICIPANT:

(Signature)
Printed Name:

Date: